Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Robert A. Berman, the Chairman of the Board and Chief Executive Officer of CopyTele, Inc., hereby certifies that:

  The Company's Form 10-K Annual Report for the fiscal year ended October 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert A. Berman
Robert A. Berman
Chairman of the Board and
January 16, 2014	Chief Executive Officer